Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Long-Term Stock Incentive Plan of Lear Corporation of our reports dated March 17, 2009, with respect to the consolidated financial statements and schedule of Lear Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Lear Corporation filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Detroit, Michigan
November 9, 2009